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                                 CERTIFICATE OF
                            USA WASTE SERVICES, INC.
                  AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE


        USA Waste Services, Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission that on February 3, 1997:

                (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $27,034 in connection with its Registration Statement pursuant to Rule 462(b) filed on February 3, 1997;

               (ii)     The Registrant will not revoke such instructions;

              (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.

        The Registrant hereby undertakes to confirm on February 4, 1997 that its bank has received such instructions.

                                USA WASTE SERVICES, INC.



                                By: /s/ Bruce E. Snyder
                                    -----------------------------------------
                                    Bruce E. Snyder
                                    Vice President - Chief Accounting Officer